                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                NOVEMBER 12, 1999
                     -------------------------------------
                                 Date of Report
                        (Date of earliest event reported)




                                SHOPNOW.COM INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     WASHINGTON                   000-26707                   91-1628103
--------------------     ---------------------------     --------------------
  (State or other           (Commission File No.)           (IRS Employer
  jurisdiction of                                         Identification No.)
   incorporation)

                     411 FIRST AVENUE SOUTH, SUITE 200 NORTH
                                SEATTLE, WA 98104
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (206) 223-1996
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

         This Amendment No. 1 to the Current Report on Form 8-K dated November 12, 1999 of ShopNow.com Inc. relates to ShopNow's acquisition of SpeedyClick, Corp., a California corporation, pursuant to an Agreement and Plan of Merger among ShopNow, Racer Acquisition, Inc., a Washington corporation and wholly-owned subsidiary of ShopNow, SpeedyClick, and Farid Tabibzadeh, Majid Tabibzadeh and Shahab Emrani, principal shareholders of SpeedyClick. The purpose of this amendment is to provide the financial statements of SpeedyClick required by Item 7(a) of Form 8-K and the pro forma financial information required by
Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED (AUDITED, EXCEPT WHERE OTHERWISE NOTED):

         (i)     Report of Arthur Andersen LLP, dated November 24, 1999.

         (ii) SpeedyClick, Corp. Balance Sheets as of December 31, 1998 and September 30, 1999 (unaudited).

         (iii) SpeedyClick, Corp. Statements of Operations for the period from September 1, 1998 (inception) to December 31, 1998 and the nine months ended September 30, 1999 (unaudited).

         (iv) SpeedyClick, Corp. Statements of Stockholders' Deficit for the period from September 1, 1998 (inception) to December 31, 1998 and for the nine months ended September 30, 1999 (unaudited).

         (v) SpeedyClick, Corp. Statements of Cash Flows for the period from September 1, 1998 (inception) to December 31, 1998 and the nine months ended September 30, 1999 (unaudited).

         (vi)    SpeedyClick, Corp. Notes to Financial Statements.

         (b)     PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         (i)     Pro Forma Combined Balance Sheet as of September 30, 1999.

         (ii) Pro Forma Combined Statement of Operations for the year ended December 31, 1998.

         (iii) Pro Forma Combined Statement of Operations for the nine months ended September 30, 1999.

         (iv)    Notes to Pro Forma Combined Financial Statements.

         (c)     EXHIBITS

         2.1 Agreement and Plan of Merger dated as of November 10, 1999, among ShopNow.com Inc., Racer Acquisition, Inc., SpeedyClick, Corp. and the Principal Shareholders of SpeedyClick, Corp. (incorporated by reference to ShopNow's Current Report on Form 8-K filed November 24, 1999).

         23.1    Consent of Arthur Andersen LLP, independent public accountants.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ShopNow.com Inc.:

         We have audited the accompanying balance sheet of SpeedyClick, Corp. (a California corporation) as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (September 1, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpeedyClick, Corp. as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (September 1, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.


                                               ARTHUR ANDERSEN LLP



Seattle, Washington,
November 24, 1999

                               SPEEDYCLICK, CORP.

                                 BALANCE SHEETS

                                     ASSETS


                                                                           DECEMBER 31,  SEPTEMBER 30,
                                                                              1998           1999
                                                                          ------------   ------------
                                                                                          (unaudited)
CURRENT ASSETS:
   Cash                                                                   $      4,272   $     19,454
   Accounts receivable, net of allowance of $0 and $11,000                        --          177,288
                                                                          ------------   ------------
     Total current assets                                                        4,272        196,742

PROPERTY AND EQUIPMENT, at cost, net of $0 and $19,500 of
   accumulated depreciation                                                       --          165,690

OTHER ASSETS                                                                     2,477          2,477
                                                                          ------------   ------------

   Total assets                                                           $      6,749   $    364,909
                                                                          ------------   ------------
                                                                          ------------   ------------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                       $       --     $    222,932
   Accrued compensation and benefits                                            10,558         22,345
   Accrued expenses                                                               --           29,324
   Deferred revenue                                                               --           46,225
   Current portion of notes payable and other long-term liabilities               --           44,579
                                                                          ------------   ------------

     Total current liabilities                                                  10,558        365,405

NOTES PAYABLE AND OTHER LONG-TERM LIABILITIES, net of
   current portion                                                                --          219,782
                                                                          ------------   ------------

     Total liabilities                                                          10,558        585,187
                                                                          ------------   ------------

STOCKHOLDERS' DEFICIT:
   Preferred stock, no par value; 0 and 1,000,000 shares authorized; 0 and
     535,000 shares issued and outstanding; preference in liquidation of
     $535,000 at September 30, 1999                                               --          535,000
   Common stock and paid-in capital, $0.01 par value; 10,000,000 and
     7,000,000 shares authorized; 4,999,995 and 5,228,020 issued and
     outstanding                                                                31,000        113,803
   Accumulated deficit                                                         (34,809)      (869,081)
                                                                          ------------   ------------

Total stockholders' deficit                                                     (3,809)      (220,278)
                                                                          ------------   ------------

Total liabilities and stockholders' deficit                               $      6,749   $    364,909
                                                                          ------------   ------------
                                                                          ------------   ------------

     The accompanying notes are an integral part of these balance sheets.

                               SPEEDYCLICK, CORP.

                            STATEMENTS OF OPERATIONS


                                                           PERIOD FROM
                                                            INCEPTION
                                                           (SEPTEMBER 1,         NINE MONTHS
                                                             1998) TO               ENDED
                                                            DECEMBER 31,        SEPTEMBER 30,
                                                               1998                 1999
                                                         --------------        --------------
                                                                                 (unaudited)
REVENUES                                                 $         --          $      328,435
                                                         --------------        --------------

OPERATING EXPENSES:
   Sales and marketing                                            4,188               776,783
   General and administrative                                     2,490               211,874
   Research and development                                      28,131               172,019
                                                         --------------        --------------

     Total operating expenses                                    34,809             1,160,676
                                                         --------------        --------------

LOSS FROM OPERATIONS                                            (34,809)             (832,241)

INTEREST EXPENSE                                                   --                  (2,031)
                                                         --------------        --------------

NET LOSS                                                 $      (34,809)       $     (834,272)
                                                         --------------        --------------
                                                         --------------        --------------

        The accompanying notes are an integral part of these statements.

                               SPEEDYCLICK, CORP.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                           COMMON STOCK       SERIES A PREFERRED STOCK                     TOTAL
                                      ---------------------   ------------------------  ACCUMULATED    STOCKHOLDERS'
                                        SHARES      AMOUNT      SHARES      AMOUNT       DEFICIT         DEFICIT
                                      ---------   ---------   ---------   ---------     ---------       ---------
BALANCES AT INCEPTION                      --     $    --          --     $    --       $    --         $    --
   Issuance of founders stock in
     exchange for cash and services
     rendered                         4,999,995      31,000        --          --            --            31,000
   Net loss                                --          --          --          --         (34,809)        (34,809)
                                      ---------   ---------   ---------   ---------     ---------       ---------

BALANCES, December 31, 1998           4,999,995      31,000        --          --         (34,809)         (3,809)

   Additional founders capital
     contribution                          --        60,000        --          --            --            60,000
   Sales of preferred stock                --          --       435,000     435,000          --           435,000
   Sales of common stock                145,000      14,500        --          --            --            14,500
   Exercise of common stock options      83,025       8,303        --          --            --             8,303
   Conversion of notes payable             --          --       100,000     100,000          --           100,000
   Net loss                                --          --          --          --        (834,272)       (834,272)
                                      ---------   ---------   ---------   ---------     ---------       ---------

BALANCES, September 30, 1999
   (unaudited)                        5,228,020   $ 113,803     535,000   $ 535,000     $(869,081)      $(220,278)
                                      ---------   ---------   ---------   ---------     ---------       ---------
                                      ---------   ---------   ---------   ---------     ---------       ---------

        The accompanying notes are an integral part of these statements.

                               SPEEDYCLICK, CORP.

                            STATEMENTS OF CASH FLOWS


                                                                    PERIOD FROM
                                                                     INCEPTION
                                                                    (SEPTEMBER 1,             NINE MONTHS
                                                                      1998) TO                   ENDED
                                                                     DECEMBER 31,             SEPTEMBER 30,
                                                                         1998                     1999
                                                                     ------------             ------------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $    (34,809)            $   (834,272)
   Adjustments to reconcile net loss to net cash used in
     operating activities--
   Depreciation                                                              --                     19,500
   Changes in operating assets and liabilities:
   Accounts receivable                                                       --                   (177,288)
   Other assets                                                            (2,477)                    --
   Accounts payable                                                          --                    222,932
   Accrued compensation, benefits and expenses                             10,558                   41,111
   Deferred revenue                                                          --                     46,225
                                                                     ------------             ------------

   Net cash used in operating activities                                  (26,728)                (681,792)
                                                                     ------------             ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                       --                   (114,257)
                                                                     ------------             ------------

   Net cash used in investing activities                                     --                   (114,257)
                                                                     ------------             ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Sales of common stock                                                    9,000                   14,500
   Sales of Series A preferred stock                                         --                    435,000
   Exercise of common stock options                                          --                      8,303
   Capital contributions by founders                                       22,000                   60,000
   Borrowings on notes payable                                               --                    300,000
   Repayments of notes payable                                               --                     (6,572)
                                                                     ------------             ------------

   Net cash provided by financing activities                               31,000                  811,231
                                                                     ------------             ------------

NET INCREASE IN CASH                                                        4,272                   15,182

CASH, beginning of period                                                    --                      4,272
                                                                     ------------             ------------

CASH, end of period                                                  $      4,272             $     19,454
                                                                     ------------             ------------
                                                                     ------------             ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NONCASH
   ACTIVITIES:
   Cash paid for interest                                            $       --               $      2,031
   Conversion of notes payable into Series A preferred stock         $       --               $    100,000
   Property and equipment acquired under notes payable               $       --               $     70,933

        The accompanying notes are an integral part of these statements.

                               SPEEDYCLICK, CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

(INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1999 IS UNAUDITED.)

1.       ORGANIZATION AND NATURE OF OPERATIONS:

         SpeedyClick, Corp., a California corporation, (the Company) was founded in September 1998 in Glendale, California. The Company operates a website targeted toward women which offers various games and entertainment.
The website went live in January 1999.

2.       SIGNIFICANT ACCOUNTING POLICIES:

         UNAUDITED INTERIM FINANCIAL DATA

         The unaudited interim financial statements as of September 30, 1999 and for the nine-month period then ended have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

         USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         Revenues are generated primarily from click-through payments, interactive game sponsorships and e-mailings. The Company uses outside advertising agencies to obtain a significant portion of its advertising revenues. Revenues are recognized net of commissions paid to advertising agencies ratably over the term of the advertising contract or over the course of the sponsorship.

         CASH

         Cash consists of deposits in checking and savings accounts. The Company has no cash equivalents.

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable.

         To date, accounts receivable have been derived from revenues earned from customers located in the United States. Historically, credit losses have been minor and within management's expectations.

         PROPERTY AND EQUIPMENT

         Property and equipment consists primarily of computer equipment and furniture and is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives, which are estimated to be three years.

         SOFTWARE DEVELOPMENT

         Under the criteria set forth in Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Company has defined as the completion of beta testing of a working product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amounts that could have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company to date.

         RESEARCH AND DEVELOPMENT

         Research and development costs are expensed as incurred and consist primarily of salaries, travel, materials, supplies and contract services.

         STOCK COMPENSATION

         The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock benefits.

3.       INCOME TAXES:

         At December 31, 1998, a valuation allowance was recognized to offset the related deferred tax asset of approximately $10,200 due to the uncertainty of realizing the benefit of the Company's net operating loss carryforward. The need for this valuation allowance is subject to periodic review. If it is determined in a future period that it is more likely than not that the tax benefit of the carryforward will be realized, the reduction of the valuation allowance will be recorded as a reduction of the Company's income tax expense.

         At December 31, 1998, the Company had a net operating loss carryforward of approximately $27,000, which expires in 2012. Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests.

4.       COMMITMENTS:

         The Company operated in space provided to it by a related party for the period from inception to December 31, 1998, and accordingly, no rent expense was recorded in the accompanying financial statements. Had such expense been recorded the effects on the accompanying financial statements would have been immaterial.

5.       RELATED PARTY TRANSACTIONS:

         Since formation, the founders did not receive salaries. Accordingly, no compensation expense was recorded by the Company. Additionally, certain operating expenses of the Company were paid on its behalf by the founders and certain related parties. No amounts funded by related parties have been recorded in the accompanying financial statements. The amounts funded related to operating expenses are not estimable and will not be repaid by the Company to the funding parties.

6.       SUBSEQUENT EVENTS:

         AMENDMENT OF ARTICLES OF INCORPORATION

         On April 19, 1999, the Company restated its articles of incorporation approving, among other things:

         - STOCK SPLIT - a 5.55555 for one stock split, which has been reflected in the accompanying financial statements as if it had occurred at inception.

         - STOCK INCENTIVE PLAN - the SpeedyClick, Corp. 1999 Stock Incentive Plan (Plan) was approved and a number of awards of stock options were granted to vest retroactive to the original hiring date of the employee. 375,000 shares are reserved for issuance under the Plan. As of September 30, 1999, there were 218,818 options outstanding at prices ranging from $0.01 to $0.10 per share.

         - AUTHORIZED STOCK - The Company was authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company was authorized to issue is 7,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

         BRIDGE LOAN FINANCING

         On April 2, 1999, the Company issued a $100,000 convertible promissory note to an outside investor. The note accrued interest at the rate of five percent per year until the note was converted into 100,000 shares of Series A preferred stock on May 10, 1999.

         SALE OF SERIES A PREFERRED STOCK

         On May 10, 1999, the Company issued 535,000 shares of Series A Preferred Stock, of which 100,000 shares were issued upon conversion of a bridge loan, while the remaining were sold for cash. Dividends are payable at a rate of $.08 per share when declared and are non-cumulative. The holders of these shares were entitled to receive a preference in liquidation equal to the original issuance price plus any declared but unpaid dividends.

         SALE OF COMMON STOCK

         On May 10, 1999, the Company issued 145,000 shares of common stock to investors at $0.10 per share. These shares have the same rights and preferences as the previously issued common shares granted at inception.

         NOTES PAYABLE

         The Company obtained a $200,000 loan from an outside investor and a $100,000 loan from one of the founders during August and September 1999. The $200,000 loan was subsequently converted into 100,000 shares of common stock prior to the acquisition by ShopNow.com Inc. (ShopNow) on November 12, 1999 as discussed below. The $100,000 loan was repaid by ShopNow in conjunction with the acquisition.

         CAPITAL LEASES

         Subsequent to year-end, the Company obtained a number of computers under capital leases. As of September 30, 1999, the Company's other long-term liabilities consist of capital lease obligations. Total capital lease commitments of the Company as of September 30, 1999 including interest were as follows:


2000                                                         $   52,800
2001                                                             14,000
2002                                                              8,000
2003 and thereafter                                                  --
                                                             ----------

                                                             $   74,800
                                                             ----------
                                                             ----------

         ACQUISITION BY SHOPNOW.COM

         On November 12, 1999, the Company was acquired by ShopNow.

                                SHOPNOW.COM INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                 (IN THOUSANDS)


                                                      SHOPNOW.COM    SPEEDYCLICK,
                                                          INC.           CORP.     ADJUSTMENTS (g)    TOTAL
                                                      ------------   ------------   ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents                          $      2,913   $         20   $     (3,000)  $        (67)
   Short-term investments                                    6,098           --             --            6,098
   Accounts receivable, net                                  7,911            177           --            8,088
   Unbilled services                                         1,288           --             --            1,288
   Prepaid expenses and other                                2,794           --             --            2,794
                                                      ------------   ------------   ------------   ------------

     Total current assets                                   21,004            197         (3,000)        18,201

PROPERTY AND EQUIPMENT, net                                 12,746            166           --           12,912

GOODWILL, net                                                  965           --             --              965

OTHER INTANGIBLE ASSETS, net                                18,473           --           60,660         79,133

INVESTMENT IN MARKETABLE EQUITY SECURITIES
                                                            20,764           --             --           20,764

OTHER ASSETS, net                                            7,048              2           --            7,050
                                                      ------------   ------------   ------------   ------------

     Total assets                                     $     81,000   $        365   $     57,660   $    139,025
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------

CURRENT LIABILITIES:
   Accounts payable                                   $      7,801   $        223   $       --     $      8,024
   Accrued liabilities                                       6,505             52           --            6,557
   Line of credit                                            1,000           --             --            1,000
   Current portion of notes and leases                       8,110             44           --            8,154
   Customer deposits                                         6,185           --             --            6,185
   Deferred revenue                                          6,047             46           --            6,093
                                                      ------------   ------------   ------------   ------------

     Total current liabilities                              35,648            365                        36,013

NOTES AND LEASES PAYABLE, less current
   portion                                                   5,802            220           --            6,022

PUT WARRANT LIABILITY                                        1,369           --             --            1,369

SHAREHOLDERS' EQUITY:
   Convertible preferred stock                              89,351            535           (535)        89,351
   Common stock                                             23,414            114         57,326         80,854
   Common stock warrants                                     7,968           --             --            7,968
   Deferred compensation                                    (3,179)          --             --           (3,179)
   Accumulated other comprehensive loss                     (2,762)          --             --           (2,762)
   Accumulated deficit                                     (76,611)          (869)           869        (76,611)
                                                      ------------   ------------   ------------   ------------

     Total shareholders' equity                             38,181           (220)        57,660         95,621
                                                      ------------   ------------   ------------   ------------

                                                      $     81,000   $        365   $     57,660   $    139,025
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------

        See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                                                 FOR THE PERIOD
                                                                                                                 FROM INCEPTION
                                                                  (1/1/98 TO      (1/1/98 TO                      (9/1/98) TO
                                                                   8/8/98)         9/17/98)                        12/31/98
                                                 SHOPNOW.COM     THE INTERNET   MEDIA ASSETS,   GO SOFTWARE,      SPEEDYCLICK,
                                                     INC.         MALL, INC.         INC.           INC.              CORP.
                                                 ------------    ------------   ------------    ------------     ------------
REVENUES                                         $      7,154    $        175   $      4,833    $      1,346     $       --

COST OF REVENUES                                        5,849              24          2,808              55             --
                                                 ------------    ------------   ------------    ------------     ------------
   Gross margin                                         1,305             151          2,025           1,291             --
                                                 ------------    ------------   ------------    ------------     ------------

OPERATING EXPENSES:
   Sales and marketing                                 12,183              56          1,365             143                4
   General and administrative                           3,549             275            318           1,006                3
   Research and development                             4,370             114           --               253               28
   Amortization of intangible assets                      730            --                1            --               --
   Stock-based compensation                               182            --             --              --               --
   Unusual item - impairment of acquired
     technology                                         5,207            --             --              --               --
                                                 ------------    ------------   ------------    ------------     ------------
     Total operating expenses                          26,221             445          1,684           1,402               35
                                                 ------------    ------------   ------------    ------------     ------------

(LOSS) INCOME FROM OPERATIONS                         (24,916)           (294)           341            (111)             (35)

OTHER INCOME (EXPENSE), net                               171             (13)            17              41             --
                                                 ------------    ------------   ------------    ------------     ------------

(LOSS) INCOME BEFORE PROVISION FOR INCOME
   TAXES                                              (24,745)           (307)           358             (70)             (35)

PROVISION FOR INCOME TAXES                               --              --             --                17             --
                                                 ------------    ------------   ------------    ------------     ------------

   Net (loss) income                             $    (24,745)   $       (307)  $        358    $        (53)    $        (35)
                                                 ------------    ------------   ------------    ------------     ------------
                                                 ------------    ------------   ------------    ------------     ------------
BASIC AND DILUTED NET LOSS PER SHARE (h)         $      (7.01)
                                                 ------------
                                                 ------------
WEIGHTED AVERAGE SHARES OUTSTANDING USED TO
   COMPUTE BASIC AND DILUTED NET LOSS PER
   SHARE                                            3,532,054
                                                 ------------
                                                 ------------
BASIC AND DILUTED PRO FORMA NET LOSS PER
   SHARE (h)                                     $      (1.92)
                                                 ------------
                                                 ------------
WEIGHTED AVERAGE SHARES USED TO COMPUTE BASIC
   AND DILUTED PRO FORMA NET LOSS PER SHARE
                                                   12,857,745
                                                 ------------
                                                 ------------


                                                  PRO FORMA            COMBINED
                                                 ADJUSTMENTS             TOTAL
                                                 ------------        ------------
REVENUES                                         $     (4,458) (c)   $      9,050

COST OF REVENUES                                       (4,452) (c)          4,284
                                                 ------------        ------------
   Gross margin                                           (6)               4,766
                                                 ------------        ------------

OPERATING EXPENSES:
   Sales and marketing                                 (2,956) (c)         10,795
   General and administrative                            (955) (c)          4,196
   Research and development                            (1,061) (c)          3,704
   Amortization of intangible assets                   25,862  (a)         26,593
   Stock-based compensation                              --                   182
   Unusual item - impairment of acquired
      technology                                         --                 5,207
                                                 ------------        ------------
     Total operating expenses                          20,890              50,677
                                                 ------------        ------------

(LOSS) INCOME FROM OPERATIONS                         (20,896)            (45,911)

OTHER INCOME (EXPENSE), net                              (125) (b)             91
                                                 ------------        ------------

(LOSS) INCOME BEFORE PROVISION FOR INCOME
   TAXES                                              (21,021)            (45,820)

PROVISION FOR INCOME TAXES                                (17) (d)           --
                                                 ------------        ------------

   Net (loss) income                             $    (21,038)       $    (45,820)
                                                 ------------        ------------
                                                 ------------        ------------

BASIC AND DILUTED NET LOSS PER SHARE (h)                             $      (4.92)
                                                                     ------------
                                                                     ------------
WEIGHTED AVERAGE SHARES OUTSTANDING USED TO
   COMPUTE BASIC AND DILUTED NET LOSS PER
   SHARE                                                                9,305,118
                                                                     ------------
                                                                     ------------
BASIC AND DILUTED PRO FORMA NET LOSS
   PER SHARE (h)                                                     $      (2.46)
                                                                     ------------
                                                                     ------------

WEIGHTED AVERAGE SHARES USED TO
   COMPUTE BASIC AND DILUTED PRO FORMA
   NET LOSS PER SHARE                                                  18,641,762
                                                                     ------------
                                                                     ------------

        See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                           (1/1/99 TO    (1/1/99 TO
                                                            6/15/99)      9/30/99)
                                          SHOPNOW.COM     GO SOFTWARE,  SPEEDYCLICK,    PRO FORMA             COMBINED
                                              INC.            INC.          CORP.      ADJUSTMENTS              TOTAL
                                          ------------   ------------   ------------   ------------          ------------
REVENUES                                  $     23,537   $        728   $        328   $     (9,948)(c)(e)   $     14,645

COST OF REVENUES                                19,494             45           --          (11,190)(c)             8,349
                                          ------------   ------------   ------------   ------------          ------------

   Gross margin                                  4,043            683            328          1,242                 6,296
                                          ------------   ------------   ------------   ------------          ------------

OPERATING EXPENSES:
   Sales and marketing                          33,545            172            777         (2,911)(c)(e)         31,583
   General and administrative                    5,493            514            212           (148)(c)(f)          6,071
   Research and development                      5,367            182            171            (10)(c)             5,710
   Amortization of intangible assets             3,734           --             --           17,220 (a)            20,954
   Stock-based compensation                      2,547           --             --             --                   2,547
                                          ------------   ------------   ------------   ------------          ------------

     Total operating expenses                   50,686            868          1,160         14,151                66,865
                                          ------------   ------------   ------------   ------------          ------------

(LOSS) INCOME FROM OPERATIONS                  (46,643)          (185)          (832)       (12,909)              (60,569)

OTHER (EXPENSE) INCOME, net                       (605)            12             (2)           (50)(b)              (645)
                                          ------------   ------------   ------------   ------------          ------------

(LOSS) INCOME BEFORE PROVISION FOR
   INCOME TAXES                                (47,248)          (173)          (834)       (12,959)              (61,214)

PROVISION FOR INCOME TAXES                        --               12           --              (12)(d)              --
                                          ------------   ------------   ------------   ------------          ------------

   Net (loss) income                      $    (47,248)  $       (161)  $       (834)  $    (12,971)         $    (61,214)
                                          ------------   ------------   ------------   ------------          ------------
                                          ------------   ------------   ------------   ------------          ------------
BASIC AND DILUTED NET LOSS PER
   SHARE (h)                              $      (9.03)                                                      $      (6.08)
                                          ------------                                                       ------------
                                          ------------                                                       ------------
WEIGHTED AVERAGE SHARES
   OUTSTANDING USED TO COMPUTE
   BASIC AND DILUTED NET LOSS
   PER SHARE                                 5,230,394                                                         10,060,253
                                          ------------                                                       ------------
                                          ------------                                                       ------------
BASIC AND DILUTED PRO FORMA NET LOSS
   PER SHARE (h)                          $      (2.16)                                                      $      (2.39)
                                          ------------                                                       ------------
                                          ------------                                                       ------------
WEIGHTED AVERAGE SHARES USED TO
   COMPUTE BASIC AND DILUTED PRO FORMA
   NET LOSS PER SHARE                       21,859,604                                                         25,658,841
                                          ------------                                                       ------------
                                          ------------                                                       ------------

        See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.       BASIS OF PRESENTATION:

         The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the acquisition of SpeedyClick, Corp. as if the transaction had occurred on September 30, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 gives effect to the acquisitions of Media Assets, Inc., The Internet Mall, Inc., GO Software, Inc. and SpeedyClick, Corp., and the disposition of BuySoftware.com, as if these transactions had occurred January 1, 1998.

         The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by ShopNow.com Inc. for the fair value of the assets acquired and liabilities assumed.

2.       PRO FORMA ADJUSTMENTS:

         (a) To record amortization of intangible assets based on the excess purchase price. Because Media Assets, Inc. and The Internet Mall, Inc. were acquired during 1998 and GO Software was acquired on June 15, 1999, amortization is based on the actual purchase price allocation and computed for the period from January 1, 1998 to the respective date of acquisition. Because SpeedyClick, Corp. was acquired on November 12, 1999, the amortization is based on the estimated purchase price allocation and computed for the period from January 1, 1998 to the respective date of acquisition.


        Seven months of The Internet Mall, Inc.                                             $      422
        Eight months of Media Assets, Inc.                                                         347
        Twelve months of GO Software, Inc.                                                       4,798
        Twelve months of SpeedyClick, Corp.                                                     20,295
                                                                                            ----------

        Total 1998 pro forma amortization                                                   $   25,862
                                                                                            ----------
                                                                                            ----------

        Five months of 1999 - GO Software, Inc.                                             $    1,999
        Nine months of 1999 - SpeedyClick, Corp.                                                15,221
                                                                                            ----------

        Total 1999 pro forma amortization                                                   $   17,220
                                                                                            ----------
                                                                                            ----------

         All intangible assets are amortized over three years.

         (b)      To record eight months of interest expense associated with the note issued as consideration for Media Assets, Inc., totaling $25, and to record 12 and six months of interest expense associated with the GO Software, Inc. convertible promissory note totaling $100 and $50, respectively.

         (c) To eliminate the results of operations of BuySoftware.com. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com have been reflected in continuing operations through June 1999. However, the Company believes that it is meaningful to present the disposal as if it had occurred as of January 1, 1998. As BuySoftware.com was run as a separate business segment, the revenues, cost of revenues and operating expenses directly attributable to the business segment were removed.

         (d) To eliminate tax benefits recorded by GO Software, Inc., which may not be realized by the Company.

         (e) To eliminate transactions recognized by SpeedyClick related to advertising received from ShopNow.com Inc. As the pro forma statements of operations are prepared as if the merger had occurred on January 1, 1998, these revenues and the related expense have been eliminated.

         (f) To record compensation of SpeedyClick executives per employment agreements as follows:


                  1998 - Four months of compensation expense           $128

                  1999 - Nine months of compensation expense           $288

          These amounts represent compensation above historical levels.

         (g) To record the acquisition of SpeedyClick, Corp. for cash of $3 million, 3,799,237 shares of common stock and 157,537 options to purchase shares of common stock, representing non-cash consideration of approximately $57.4 million.

                  Purchase price                                      $60,440
                  Net liabilities assumed                                 220
                                                                      -------
                  Excess purchase price                               $60,660
                                                                      =======

         (h) Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of share outstanding during the period assuming that shares issued for acquisitions were outstanding for the entire period. Pro forma basic and diluted net loss per share is computed based on the weighted average number of shares outstanding giving effect to shares issued in acquisitions as if they were outstanding for the entire period and to the conversion of convertible preferred stock on an as-if converted basis from the original issuance date.

3. RECONCILIATION OF HISTORICAL WEIGHTED AVERAGE SHARES TO PRO FORMA WEIGHTED AVERAGE SHARES:


                                                                                 DECEMBER 31,      SEPTEMBER 30,
                                                                                     1998              1999
                                                                                 -----------       ------------
Historical                                                                         3,532,054          5,230,393
Internet Mall, January 1, 1998 - August 8, 1998                                      426,024                --
Media Assets, January 1, 1998 - September 17, 1998                                   424,052                --
GO Software, January 1, 1998 - December 31, 1998; January 1, 1999 - June
   15, 1999                                                                        1,123,751          1,030,623

SpeedyClick, Corp., January 1, 1998 - December 31, 1998; January 1, 1999 -
   September 30, 1999                                                              3,799,237          3,799,237
                                                                                 -----------        -----------

Pro forma                                                                          9,305,118         10,060,253
                                                                                 -----------        -----------
                                                                                 -----------        -----------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SHOPNOW.COM INC.


Dated:  December 3, 1999            By: /s/ Alan D. Koslow
                                       -----------------------------------------
                                       Alan D. Koslow
                                       Executive Vice President, Chief Financial
                                       Officer and General Counsel

                                  EXHIBIT INDEX



Exhibit Number    Description
--------------    -----------
   2.1            Agreement and Plan of Merger dated as of November 10, 1999, among ShopNow.com Inc., Racer Acquisition, Inc., SpeedyClick,
                  Corp. and the Principal Shareholders of SpeedyClick, Corp.
                  (incorporated by reference to ShopNow's Current Report on Form
                  8-K filed November 24, 1999).

   23.1           Consent of Arthur Andersen LLP, independent public accountants.